Exhibit 99.1

news release

Executive Offices	For Further Information Contact:
2200 E. Golf Road
Des Plaines, IL 60016
Richard W. Gochnauer
President and Chief Executive Officer
or
Kathleen S. Dvorak
Sr. Vice President and Chief Financial Officer
United Stationers Inc.
(847) 699-5000

FOR IMMEDIATE RELEASE

UNITED STATIONERS INC. REPORTS SECOND QUARTER SALES AND EARNINGS
AND ANNOUNCES NEW SHARE REPURCHASE PROGRAM

DES PLAINES, IL, July 22, 2004 – United Stationers Inc. (NASDAQ: USTR) today reported sales of $967 million and diluted earnings per share of $0.62 for the three months ended June 30, 2004.  The company also announced that its board of directors authorized a new $100 million share repurchase program.

Second Quarter Results

Net sales for the second quarter ended June 30, 2004 reached $967 million, up 1.2% compared with net sales of $955 million for the same period in 2003.  Net income for the second quarter of 2004 totaled $21.0 million, compared with $15.1 million in the comparable period last year.  Diluted earnings per share for the second quarter of 2004 were $0.62, compared with $0.46 in the prior-year quarter.  Diluted earnings per share in the second quarter of 2003 included an $0.11 loss on the early retirement of debt.  Excluding this loss, diluted earnings per share for last year’s second quarter would have been $0.57.  On this adjusted basis, diluted earnings per share of $0.62 for the second quarter of 2004 grew by 8.8%, compared with last year’s adjusted second quarter diluted earnings per share of $0.57.  A reconciliation of diluted earnings per share on the basis of generally accepted accounting principles (GAAP) to the amounts excluding the 2003 loss is presented at the end of this news release.

Sales growth for the second quarter of 2004 remained modest relative to the same period last year.  Of the company’s product categories, the janitorial and sanitation product category experienced the strongest growth rate, followed by office furniture.  Sales in traditional office products and the technology category declined slightly relative to the same period last year.

Gross margin for the second quarter of 2004 reached $142.7 million, or 14.8% of net sales, compared with $134.5 million, or 14.1% in the same period last year.  Gross margin in the quarter benefited from various factors, including an increase in manufacturers’ allowances and internal initiatives to reduce net delivery expense.

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Operating expenses for the second quarter of 2004 were $107.0 million, or 11.1% of sales, compared with $102.2 million, or 10.7% of sales, in the same period last year.  Operating expenses in 2004 included additional costs related to building category management and operations teams, as well as costs for projects to enhance the company’s IT and operational capabilities. The operating margin for the latest three months was 3.7%, compared with 3.4% in the same quarter last year.

First Half Results

Net sales for the first half of 2004 were $2.0 billion, up 1.5% compared with net sales of $1.9 billion in the same period last year.  Net income for the first half of 2004 was $44.4 million, or $1.30 per diluted share, compared with $27.8 million, or $0.85 per diluted share, in the comparable prior-year period. During the first half of 2003, the company recorded charges totaling $0.31 per diluted share related to the cumulative effect of a change in accounting principle and for the early retirement of debt.  A reconciliation of net income and diluted earnings per share on a GAAP basis to the amounts excluding these 2003 charges is presented at the end of this news release.

Cash Flow and Debt Reduction

Net cash provided by operating activities totaled $12.2 million for the first half of 2004, versus $148.9 million in the first half of 2003.  Adjusting to exclude the effects of receivables sold under the company’s securitization program, net cash provided by operating activities for the first six months of 2004 totaled $38.2 million, compared with $28.9 million in the same period last year.  A reconciliation of these items to the most comparable GAAP measures is presented at the end of this news release.

Outstanding debt totaled $30.0 million at June 30, 2004, down from $63.3 million at June 30, 2003.  Outstanding debt plus securitization financing was $154.0 million at June 30, 2004, a decline of $134.3 million from the $288.3 million reported at June 30, 2003.  Earnings, proceeds from the exercise of employee stock options and limited capital spending contributed to reduced debt levels, while share repurchases totaling $26.9 million increased debt during the 12-month period. Adjusted debt-to-total capitalization (including the securitization financing) was 18.2% at June 30, 2004, compared with 32.5% a year ago.  A reconciliation of these items to the most comparable GAAP measures is presented at the end of this news release.

Share Repurchase Activity

United Stationers’ board of directors approved a new share repurchase program authorizing the company to purchase an additional $100 million of the company’s common stock. Under this program, purchases may be made from time to time in the open market or in privately negotiated transactions.  Depending on market and business conditions and other factors, these purchases may be commenced or suspended at any time without notice.  At June 30, 2004, United Stationers had 33.2 million shares outstanding.

During the second quarter of 2004, the company purchased 645,200 shares of its common stock for $23.9 million, or an average cost of $37.11 per share, under an existing authorization approved in July 2002.  These purchases completed the July 2002 authorized program.

“Given our strong cash flow and balance sheet, we believe that repurchases are an excellent way for us to return value to our shareholders,” said Richard W. Gochnauer, president and chief executive officer.

Building a Platform for Growth

“Our focus for the first half of 2004 was the continued effort to optimize our base business while we invested in our people and initiatives to drive future growth for United and our dealers,” Gochnauer explained.  “We are increasing our focus on top-line growth in the second half. Our investment in category management and the introduction of a number of new marketing programs should help position us to reach our objective of achieving 3% to 4% sales growth for the rest of the year.  Our long-term financial goals are to attain top-line increases that match or exceed the industry average growth rate and to produce annual EPS growth of 12% to 15%,” Gochnauer concluded.

Conference Call

United Stationers will hold a conference call followed by a question and answer session on Friday, July 23, at 10:00 a.m. CT to discuss its recent performance.  To participate, callers within the U.S. and Canada should dial (800) 901-5248 and international callers should dial (617) 786-4512 approximately 10 minutes before the presentation.  The passcode is “91905316”.  To listen to the Webcast via the Internet, participants should visit the Investor Information section of the company’s Web site at www.unitedstationers.com at least 15 minutes before the event’s broadcast and follow the instructions provided to ensure that the necessary audio application is downloaded and installed.  This program is provided at no charge to the user.  In addition, interested parties can access an archived version of the call, which also will be located on the Investor Information section of United Stationers’ Web site, approximately two hours after the conclusion of the call and for the following two weeks.

Forward-Looking Statements

This news release contains forward-looking statements, including references to goals, plans, strategies, objectives, projected costs or savings, anticipated future performance, results or events and other statements that are not strictly historical in nature.  These statements are based on management’s current expectations, forecasts and assumptions.  This means they involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied here.  These risks and uncertainties include, but are not limited to: the company’s ability to effectively manage its operations and to implement general cost-reduction initiatives; the company’s reliance on key suppliers and the impact of fluctuations in their pricing; variability in supplier allowances and promotional incentives payable to the company, based on inventory purchase volumes, attainment of supplier-established growth hurdles and supplier participation in the company’s annual and quarterly catalogs and other marketing programs, and the impact of such matters on the company’s gross margin; the company’s ability to anticipate and respond to changes in end-user demand; the impact of variability in customer demand on the company’s product offerings and sales mix and, in turn, on customer rebates payable, and supplier allowances earned, by the company and on the company’s gross margin; increases in customers’ manufacturer direct purchases; competitive activity and pricing pressures; reliance on key management personnel; acts of terrorism or war; and prevailing economic conditions and changes affecting the business products industry and the general economy.  For additional information on these and other factors, please see the reports filed by the company with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on forward-looking information contained in this news release.  The information in this news release is given as of this date only, and the company undertakes no obligation to revise or update it.

Company Overview

United Stationers Inc., with sales for the trailing 12 months of approximately $3.9 billion, is North America’s largest broad line wholesale distributor of business products and a provider of marketing and logistics services to resellers.  Its integrated computer-based distribution systems make more than 40,000 items available to approximately 15,000 resellers.  United is able to ship products within 24 hours of order placement because of its 35 United Stationers Supply Co. distribution centers, 24 Lagasse distribution centers that serve the janitorial and sanitation industry, two Azerty distribution centers in Mexico that serve computer supply resellers, and two distribution centers that serve the Canadian marketplace.  Its focus on fulfillment excellence has given the company an average order fill rate of better than 97%, a 99.5% order accuracy rate, and a 99% on-time delivery rate. For more information, visit www.unitedstationers.com.

The company’s common stock trades on The NASDAQ Stock Market® under the symbol USTR.

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United Stationers Inc. and Subsidiaries
Condensed Consolidated Statements of Income

(in thousands, except per share data)
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2004	2003	2004	2003

Net sales	$966,678	$955,466	$1,954,544	$1,925,686
Cost of goods sold	823,933	821,013	1,664,216	1,652,606
Gross profit	142,745	134,453	290,328	273,080

Operating expenses:
Warehousing, marketing and administrative expenses	107,008	102,211	215,253	205,740

Income from operations	35,737	32,242	75,075	67,340

Interest expense, net	626	1,537	1,255	4,763

Loss on early retirement of debt	—	5,885	—	6,693

Other expense, net	924	455	1,389	1,220

Income before income taxes and cumulative effect of a change in accounting principle	34,187	24,365	72,431	54,664

Income tax expense	13,158	9,259	28,023	20,774

Income before cumulative effect of a change in accounting principle	21,029	15,106	44,408	33,890

Cumulative effect of a change in accounting principle, net of tax benefit of $3,696	—	—	—	(6,108)

Net income	$21,029	$15,106	$44,408	$27,782
Net income per common share – diluted
Income before cumulative effect of a change in accounting principle	$0.62	$0.46	$1.30	$1.03
Cumulative effect of a change in accounting principle	—	—	—	(0.18)
Net income per common share – diluted	$0.62	$0.46	$1.30	$0.85
Weighted average number of common shares – diluted	34,049	33,108	34,250	32,873

United Stationers Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

(dollars in thousands, except share data)
(unaudited)

	June 30,		(audited)
	2004	2003	Dec. 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$12,800	$22,120	$10,307
Accounts receivable, net*	149,266	125,044	195,433
Retained interest in receivables sold, net	222,218	125,415	153,722
Inventories	516,579	515,524	539,919
Other current assets	24,676	32,188	25,943
Total current assets	925,539	820,291	925,324

Property, plant and equipment, net	150,369	169,600	157,716
Goodwill, net	182,107	181,979	182,474
Other	20,947	20,159	29,496
Total assets	$1,278,962	$1,192,029	$1,295,010

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$361,145	$342,092	$357,961
Accrued liabilities	120,646	117,113	135,604
Deferred credits	11,488	11,074	44,867
Current maturities of long-term debt	—	43	24
Total current liabilities	493,279	470,322	538,456

Deferred income taxes	20,997	18,384	21,624
Long-term debt	30,000	63,303	17,300
Other long-term liabilities	44,586	41,206	44,652
Total liabilities	588,862	593,215	622,032

Stockholders’ equity:
Common stock, $0.10 par value; authorized - 100,000,000 shares, issued – 37,217,814 shares in 2004 and 2003	3,722	3,722	3,722
Additional paid-in capital	330,468	314,523	329,787
Treasury stock, at cost – 3,995,324 shares in 2004 and 4,260,428 and 3,314,347 shares in June 30, 2003 and December 31, 2003, respectively	(109,185)	(96,993)	(82,863)
Retained earnings	475,045	385,417	430,637
Accumulated other comprehensive loss	(9,950)	(7,855)	(8,305)
Total stockholders’ equity	690,100	598,814	672,978
Total liabilities and stockholders’ equity	$1,278,962	$1,192,029	$1,295,010

*  The June 30, 2004 and 2003 and December 31, 2003 accounts receivable balances do not include $124 million, $225 million and $150 million, respectively, of accounts receivable sold through a securitization program.

United Stationers Inc. and Subsidiaries
Consolidated Statements of Cash Flows

(in thousands)  (unaudited)

	For the Six Months Ended June 30,
	2004	2003
Cash Flows From Operating Activities:
Net income	$44,408	$27,782
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,813	15,160
Gain on the sale of plant, property and equipment	(245)	(457)
Amortization of capitalized financing costs	330	2,909
Cumulative effect of a change in accounting principle, net of tax	—	6,108
Write down of assets held for sale	300	—
Changes in operating assets and liabilities:
Decrease in accounts receivable, net	45,663	33,445
(Increase) decrease in retained interest in receivables sold, net	(68,496)	66,226
Decrease in inventory	22,601	50,367
Increase in other assets	(767)	(9,164)
Increase in accounts payable	3,335	7,359
Decrease in accrued liabilities	(14,649)	(18,031)
Decrease in deferred credits	(33,379)	(33,675)
(Decrease) increase in deferred taxes	(627)	1,325
Decrease in other liabilities	(66)	(426)
Net cash provided by operating activities	12,221	148,928

Cash Flows From Investing Activities:
Capital expenditures	(6,298)	(5,322)
Proceeds from the disposition of property, plant and equipment	9,967	3,609
Net cash provided by (used in) investing activities	3,669	(1,713)

Cash Flows From Financing Activities:
Retirements and principal payments of debt	(24)	(204,403)
Net borrowings under revolver	12,700	56,500
Issuance of treasury stock	1,162	7,448
Acquisition of treasury stock, at cost	(26,868)	—
Payment of employee withholding tax related to stock option exercises	(174)	(2,569)
Net cash used in financing activities	(13,204)	(143,024)

Effect of exchange rate changes on cash and cash equivalents	(193)	503
Net change in cash and cash equivalents	2,493	4,694
Cash and cash equivalents, beginning of period	10,307	17,426
Cash and cash equivalents, end of period	$12,800	$22,120

United Stationers Inc. and Subsidiaries
Reconciliations of Non-GAAP Financial Measures

(unaudited)

Cash Flow

(in thousands)

	For the Six Months Ended June 30,
	2004	2003
Cash Flows From Operating Activities:
Net cash provided by operating activities	$12,221	$148,928
Excluding the change in accounts receivable sold	26,000	(120,000)
Net cash provided by operating activities excluding the effects of receivables sold	$38,221	$28,928

Cash Flows From Financing Activities:
Net cash used in financing activities	$(13,204)	$(143,024)
Including the change in accounts receivable sold	(26,000)	120,000
Net cash used in financing activities including the effects of receivables sold	$(39,204)	$(23,024)

Note:  Net cash provided by operating activities excluding the effects of receivables sold, is presented as an additional liquidity measure.  Generally Accepted Accounting Principles (GAAP) require that the cash flow effects of changes in the amount of accounts receivable sold under the company’s receivables securitization program be reflected within operating cash flows.  The company internally considers accounts receivable sold to be a financing mechanism and not a source of cash flow related to operations.  The company believes it is helpful to provide readers of its financial statements with operating cash flows adjusted for the effects of changes in accounts receivable sold.

Debt-to-Total Capitalization

($ in thousands)

	June 30,
	2004	2003	Change

Current maturities of long-term debt	$—	$43	$(43)
Long-term debt	30,000	63,303	(33,303)
Accounts receivable sold	124,000	225,000	(101,000)
Adjusted debt	154,000	288,346	(134,346)
Stockholders’ equity	690,100	598,814	91,286
Total capitalization	$844,100	$887,160	$(43,060)

Adjusted debt-to-total capitalization	18.2%	32.5%	(14.3)%

Note:  Adjusted debt and adjusted debt-to-total capitalization is provided as an additional liquidity measure.  GAAP requires that accounts receivable sold under the company’s receivables securitization program be reflected as a reduction in accounts receivable and not reported as debt.  The company internally considers accounts receivables sold to be a financing mechanism.  The company believes it is helpful to provide readers of its financial statements with a measure that adds accounts receivable sold to debt, and calculates debt-to-total capitalization on the same basis.

United Stationers Inc. and Subsidiaries
Reconciliations of Non-GAAP Financial Measures
Net Income and Diluted EPS Excluding Charges (Net of Tax)
(unaudited; in thousands, except per share data)

		For the Three Months Ended June 30,		For the Six Months Ended June 30,
		2004	2003	2004	2003
Net income		$21,029	$15,106	$44,408	$27,782
Add:	Loss on early retirement of debt		3,649		4,150
	Cumulative effect of a change in accounting principle	—	—	—	6,108
	Net income excluding charges	$21,029	$18,755	$44,408	$38,040

Earnings per share under GAAP		$0.62	$0.46	$1.30	$0.85
Add:	Loss on early retirement of debt	—	0.11	—	0.13
	Cumulative effect of a change in accounting principle	—	—	—	0.18
	EPS excluding charges	$0.62	$0.57	$1.30	$1.16
Weighted average number of common shares – diluted		34,049	33,108	34,250	32,873

Note:  Net income and diluted EPS excluding charges, are provided as additional financial measures.  GAAP requires that the loss on early retirement of debt and the cumulative effect of a change in accounting principle be included in net income.  The company believes, for comparative purposes, it is helpful to provide readers of its financial statements with net income excluding charges and diluted EPS excluding charges.

Net Capital Spending

(in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,		Forecast Year Ending
	2004	2003	2004	2003	2004
Capital expenditures	$3,940	$4,235	$6,298	$5,322	$16,000
Proceeds from the disposition of property, plant and equipment	(5,265)	(3,583)	(9,967)	(3,609)	(10,000)

Net cash (provided by) used in investing activities	(1,325)	652	(3,669)	1,713	6,000
Capitalized software	937	892	1,623	1,286	6,000

Net capital spending	$(388)	$1,544	$(2,046)	$2,999	$12,000

Note: Net capital spending is provided as an additional measure of investing activities.  The company’s accounting policy is to include capitalized software in “Other Assets.”  GAAP requires that changes in “Other Assets” be included on the cash flow statements under the caption “Net Cash Provided by Operating Activities.”  The company internally measures its capital spending by including capitalized software.  The company believes that it is helpful to provide readers of its financial statements with this same information.

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